UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2026
URBAN ONE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-25969	52-1166660
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(301) 429-3200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock, $.001 Par Value	UONE	NASDAQ Stock Market
Class D Common Stock, $.001 Par Value	UONEK	NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 16, 2026, the Company entered into a new employment agreement with the Company’s Chief Financial Officer, Peter D. Thompson (the “Agreement”). Pursuant to the terms of the Agreement, Mr. Thompson will continue to serve as Executive Vice President and Chief Financial Officer of the Company and Vice President of its wholly-owned subsidiaries through January 6, 2029, unless earlier terminated pursuant to the terms of the agreement.
Mr. Thompson will be entitled to an annual base salary of $750,000 and will be eligible for an annual bonus. Mr. Thompson will also receive a signing bonus of $333,333 subject to a pro-rata claw-back if he leaves before the end of the term of the agreement. For each complete calendar year of the term of the Agreement, Mr. Thompson is eligible to receive an annual performance bonus (the “Annual Bonus”) of up to Three Hundred Thousand Dollars ($300,000) (the “Target Bonus”), with the opportunity to earn up to one hundred thirty two percent (132%) of the Target Bonus for superior performance.
The amount of any Annual Bonus will be based on the achievement of performance goals established by the Company’s Chief Executive Officer and Board of Directors. Achievement of at least ninety percent (90%) of the Company’s budget for the applicable fiscal year will entitle Mr. Thompson to fifty percent (50%) of the Target Bonus (the “Bonus Threshold”), and achievement of one hundred percent (100%) of such performance goals shall result in one hundred percent (100%) of the Target Bonus being earned. Subject to satisfaction of the Bonus Threshold, the actual Annual Bonus earned may be greater or less than the Target Bonus with a maximum bonus of up to one hundred thirty two percent (132%), as determined by the Compensation Committee in its discretion.
Provided that the material weaknesses identified in the Company’s Form 10-K for the period ended December 31, 2025, are remediated (the “Remediation”), at the end of the term of the Agreement, Mr. Thompson is eligible to receive bonus compensation in the amount of Eight Hundred Fifty Thousand Dollars ($850,000) (“Completion Bonus”), less any applicable withholdings and authorized deductions.
Finally, Mr. Thompson is eligible to receive certain stock-based compensation as follows: (A) With respect to each of the contract years ending January 6, 2026, and January 6, 2027, Mr. Thompson is eligible to receive Class D common stock with an aggregate value of Seven Hundred Four Thousand Two Hundred Fifty Dollars ($704,250), less applicable tax withholdings and authorized deductions. The grant for the contract year ending January 6, 2026 is to occur made as soon as practicable after execution of the Agreement, and the grant for the contract year ending January 6, 2027, shall be made no later than January 6, 2027. In addition, for each of the contract years 2026 and 2027, the Company is to grant Mr. Thompson shares Class D common stock and/or options to vest based upon certain performance-based measures with a target value of Two Hundred Thirty-Four Thousand Seven Hundred Fifty Thousand Dollars ($234,750) (the “2026-2027 Performance Grants”). (B) With respect to contract years ending January 6, 2028, and January 6, 2029, Mr. Thompson is eligible to receive Class D common stock with an aggregate value of Four Hundred Sixty-Nine Five Hundred Thousand Dollars ($469,500), less applicable tax withholdings and authorized deductions. The grants for the contract years ending January 6, 2028, and January 6, 2029, shall be made no later than January 6, 2028, and January 6, 2029, respectively.
In addition, for each of the contract years ending January 6, 2028, and January 6, 2029, the Company is to grant Mr. Thompson shares of Class D common stock and/or options to vest based upon certain performance-based measures with a target value of Four Hundred Sixty-Nine Five Hundred Thousand Dollars ($469,500) (the “2028-2029 Performance Grants”). All of the performance-based equity awards are subject to metrics, timing and conditions established annually by the Compensation Committee, consistent with those applied to other executive officers.
The foregoing summary of the terms of Mr. Thompson’s employment agreement does not purport to be complete and is qualified by reference to the full text of his agreement, a copy of which attached as Exhibit 10.1 hereto.
Item 5.07    Submission of Matters to a Vote of Security Holders.
The following proposals were submitted to the stockholders at the Urban One, Inc. (the “Company”) 2026 Annual Meeting of Stockholders held on June 11, 2026 (“Annual Stockholders Meeting”):

The election of Terry L. Jones and Brian W. McNeill as Class A directors to serve until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified.

The election of Catherine L. Hughes, Alfred C. Liggins, III, B. Doyle Mitchell, Jr. and D. Geoffrey Armstrong as Class B directors to serve until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified.

The approval of the Urban One, Inc. 2026 Equity and Performance Incentive Plan.

The ratification of the appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

For more information about the foregoing proposals, see our proxy statement dated April 28, 2026 and filed May 8, 2026, the relevant portions of which are incorporated herein by reference. To be elected, each Class A director nominee must receive the affirmative vote of a plurality of the votes cast by the holders of the Class A common stock. Each Class B director nominees are elected by the holders of Class A common stock and Class B common stock voting together as a single class but each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes. Members of our board of directors are elected by a plurality of votes cast. This means that the nominees that received the most votes cast were elected to the board, even if they did not receive a majority of votes cast. At the close of business on May 1, 2026 there were 615,000 outstanding shares of our Class A common stock and 286,183 outstanding shares of our Class B common stock. Accordingly, a total of 3,476,830 votes could be cast at the meeting. Class C and Class D common stock were not entitled to vote on any proposal presented at the meeting.

The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

Board of Director Election Results

Class A Director Nominee	Votes For	Votes Withheld	Non-Votes
Terry L. Jones	218,773	45,583	216,776
Brian W. McNeill	218,694	45,662	216,776
Class B Director Nominee
Catherine L. Hughes	3,082,577	43,609	216,776
Alfred C. Liggins, III	3,084,113	42,073	216,776
B. Doyle Mitchell, Jr.	3,083,446	42,740	216,776
D. Geoffrey Armstrong	3,081,780	44,406	216,776

The six nominees were elected to the Board of Directors and will serve as directors until our next annual meeting or until their respective successors are elected and qualified.

Approval of the Urban One, Inc. 2026 Equity and Performance Incentive Plan

The results of the voting included 3,083,564 votes for, 41,890 votes against, and 217,508 votes abstained.

Ratification of PricewaterhouseCoopers LLP as Urban One's independent registered public accounting firm

The results of the voting included 3,336,914 votes for, 2,541 votes against, and 3,507 votes abstained. The appointment was ratified.

Item 9.01 Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit Number	Description
10.1
Peter D. Thompson Employment Agreement - Pursuant to Item 601(b)(10) of Regulation S-K, certain identified information has been excluded from this exhibit because it is both not material and is the type that URBAN ONE, Inc. treats as private or confidential. Such information is marked in the exhibit with an asterisk [*].

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URBAN ONE, INC.

/s/ Peter D. Thompson
June 16, 2026	Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer